UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Cleveland BioLabs, Inc. (the "Company"), the Company's wholly owned subsidiary, Biolab 612, LLC, and Hercules Technology II, L.P. ("Hercules") entered into a Loan and Security Agreement (the "Loan and Security Agreement") pursuant to which Hercules agreed to make available a term loan in the principal amount of up to $10,000,000. The Company has drawn down an initial $6,000,000 under the Loan and Security Agreement. Subject to Hercules' reasonable review and acceptance, an additional $4,000,000 will be available if the following milestone is achieved on or before June 30, 2104: receipt of a Biomedical Advanced Research and Development Authority (BARDA) contract award or other funding sufficient to fund a series of studies of Entolimod (CBLB502) as a radiation countermeasure that would reasonably be expected to provide a basis for filing a Biologics License Application with the FDA for licensure of Entolimod as a radiation countermeasure.

Principal amounts borrowed under the Loan and Security Agreement bear interest from the funding date of the applicable advance at the higher of (i) 10.45%, or (ii) the sum of (A) 10.45%, plus (B) the "prime rate" as reported in The Wall Street Journal minus 4.25% (the "Loan Interest Rate"). The Loan Interest Rate will float and may change on the day the prime rate changes from time to time. In addition, upon the earliest to occur of (i) the maturity date, (ii) the date the Company prepays all outstanding amounts under the Loan and Security Agreement, or (iii) the date that all amounts under the Loan and Security Agreement become due and payable, the Company shall pay Hercules an additional fee of $550,000 (the "End of Term Charge").

The Company has agreed to pay interest on principal amounts borrowed under the Loan and Security Agreement in arrears on the first business day of each month, beginning the month after the advance date of the principal amount, with the first interest payment due on November 1, 2013. The principal and accumulated interest is payable in equal monthly installments of principal and interest based upon an amortization schedule equal to thirty (30) consecutive months starting on November 1, 2014. The remaining principal balance and all accrued but unpaid interest thereon will be due and payable on January 1, 2017. At its option, the Company may prepay all amounts owed under the Loan and Security Agreement (including all accrued and unpaid interest and the End of Term Charge), subject to a prepayment charge (the "Prepayment Charge") that is determined based on the date the principal amounts are repaid. Upon a change of control, the Company will be required to prepay all of its obligations under the Loan and Security Agreement, including all principal amounts and accrued interest as well as the End of Term Charge and the Prepayment Charge.

In connection with the Loan and Security Agreement, the Company granted to Hercules a security interest in all of the Company's personal property now owned or hereafter acquired, excluding intellectual property and certain other assets. The Loan and Security Agreement also provides for standard indemnification of Hercules and contains representations, warranties and certain covenants of the Company. The assertions embodied in those representations and warranties were made for purposes of the Loan and Security Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Loan and Security Agreement. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts.

Pursuant to the Loan and Security Agreement, the Company granted Hercules the right to participate in certain future private offerings of equity securities by the Company, up to $1,000,000 in aggregate purchase price amount. Upon the occurrence of an event of default by the Company under the Loan and Security Agreement, Hercules will have customary acceleration, collection and foreclosure remedies. Pursuant to the Loan and Security Agreement, on September 30, 2013, the Company issued to Hercules a warrant (the "Warrant") to purchase 156,250 shares of common stock of the Company at an exercise price of $1.60 per share. The exercise price of the Warrant may be adjusted downward if during the one year period following the closing date, the Company sells and issues shares of common stock or convertible stock at a price per share less than the exercise price. The Warrant will expire five years from the date of the grant.

On October 1, 2013, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The foregoing summary is qualified in its entirety by reference to the Loan and Security Agreement and the Warrant, both of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2013, with the U.S. Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Warrant in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by Hercules, including the representations with respect to Hercules' status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules' investment intent with respect to the Warrant and the underlying shares of common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release titled "Cleveland BioLabs Secures $10 Million Loan Agreement with Hercules Technology Growth Capital" dated October 1, 2013.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.
Date: October 3, 2013	By: /s/ YAKOV KOGAN Name: Yakov Kogan, Ph.D., M.B.A. Title: Chief Executive Officer